UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2013

SYMETRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200 Bellevue, Washington		98004
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 4, 2013, Symetra Financial Corporation (the “Company”), a Delaware corporation, issued (i) a press release announcing its financial results for the fiscal quarter and full year ended December 31, 2012, as well as its 2013 earnings outlook and share repurchase authorization, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and (ii) a Quarterly Financial Supplement for the fiscal quarter and full year ended December 31, 2012, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 2.02, including Exhibits 99.1 and 99.2, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. The information in this Item 2.02 shall not be incorporated by reference into any filing or other document of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events.

On February 4, 2013, the Company announced that its Board of Directors has authorized the repurchase of up to 10.0 million shares of the Company’s common stock. The authorization does not obligate the Company to make repurchases at any specific time or situation. The program may be modified, extended or terminated by the Board of Directors at any time. A copy of the press release announcing, among other things, this authorization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Symetra Financial Corporation, dated February 4, 2013, announcing fourth quarter and full year ended December 31, 2012 results, 2013 earnings outlook and share repurchase authorization.

99.2	Quarterly Financial Supplement for the quarter and full year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION

By:	/s/ David S. Goldstein
Name: David S. Goldstein
Title: Senior Vice President,
General Counsel and Secretary

Date: February 4, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Symetra Financial Corporation, dated February 4, 2013, announcing fourth quarter and full year ended December 31, 2012 results, 2013 outlook and share repurchase authorization.

99.2	Quarterly Financial Supplement for the quarter and full year ended December 31, 2012.